Form of Equity Distribution Agreement
Exhibit 1.1

Urban Edge Properties

Common Shares of Beneficial Interest, par value $0.01 per share
EQUITY DISTRIBUTION AGREEMENT
Dated: August 5, 2016

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TABLE OF CONTENTS

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EXHIBITS

Exhibit A	-	Form of Placement Notice
Exhibit B	-	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	-	Compensation
Exhibit D-1	-	Form of Corporate Opinion and Disclosure Letter of Company Counsel
Exhibit D-2	-	Form of Tax Opinion of Company Counsel
Exhibit E	-	Officer’s Certificate of the Company
Exhibit F	-	Issuer Pricing Free Writing Prospectus
Exhibit G	-	Form of Opinion of Maryland Company Counsel

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Urban Edge Properties
Common Shares of Beneficial Interest, par value $0.01 per share
EQUITY DISTRIBUTION AGREEMENT
August 5, 2016
[Agent Name]
[Address]
Ladies and Gentlemen:
Each of Urban Edge Properties, a Maryland real estate investment trust (the “Company”), and Urban Edge Properties LP, a Delaware limited partnership (the “Operating Partnership”), on the one hand, and [__________] (the “Agent”), on the other hand, hereby agree to this Equity Distribution Agreement, dated as of August 5, 2016 (this “Agreement”), as follows:

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SECTION 1. Description of Securities.
Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agent, acting as agent and/or principal, the common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), having an aggregate sale price of up to $250,000,000 (the “Maximum Amount”). The foregoing shares are hereinafter called the “Securities.” Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agent will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer and sell the Securities. The Company acknowledges that any sale of Securities directly to the Agent as principal will require a separate written agreement containing the terms and conditions of such sale.
The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”), an automatic shelf registration statement on Form S-3ASR (File No. 333-212951), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such automatic shelf registration statement. The Company shall furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such automatic shelf registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such automatic shelf registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) or deemed to be a part of such automatic shelf registration statement pursuant to Rule 430B, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the

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execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.
The Company has also entered into separate equity distribution agreements (collectively, the “Separate Distribution Agreements”), dated as of even date herewith, with [__________], [__________] and [__________], each acting as agent and/or principal (collectively, the “Separate Managers”). The Company may also in the future enter into additional distribution agreements (if any, the “Additional Distribution Agreements” and together with the Separate Distribution Agreements, the “Alternative Distribution Agreements” and each, an “Alternative Distribution Agreement”) with one or more additional agents and/or principals (if any, the “Additional Managers” and together with the Separate Managers, the “Alternative Managers” and each, an “Alternative Manager”). The aggregate number of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.
SECTION 2.    Placements.
Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the maximum number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price per share below which sales may not be made or a formula pursuant to which such minimum price per share shall be determined (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the authorized individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time. If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent set forth on Exhibit B attached hereto) setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email (or other method mutually agreed to in writing by the parties) shall be addressed to all of the individuals from the Company and the Agent set forth on Exhibit B attached hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall

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be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C attached hereto. The amount of any discount, commission or other compensation to be paid by the Company to the Agent and the other terms and conditions when the Agent is acting as principal in connection with the sale of the Placement Securities shall be as separately agreed between the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
SECTION 3. Sale of Placement Securities by the Agent.
Subject to the provisions of Section 6(a), the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified in, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined in Section 6(b)) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may also sell Placement Securities by

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any other method permitted by law, including but not limited to in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Securities, and (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.
SECTION 4. Suspension of Sales.
The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto), suspend any sale of Placement Securities under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to Placement Securities sold hereunder prior to the receipt of such notice or any securities sold under any Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time.
SECTION 5. Representations and Warranties.
(a)    Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below), and agrees with the Agent, as follows:
(1)    Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3ASR under the Securities Act, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act. The Original Registration Statement was filed by the Company with the Commission during the three year period prior to the date hereof. The Original Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no

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proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or any securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.
At the respective times the Original Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Agent and the Securities pursuant to Rule 430B and at each Settlement Date, the Original Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements under the Securities Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The Prospectus and any amendments or supplements thereto delivered or made available to the Agent for use in connection with the offering of any Securities was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus (as defined below), as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the issuer notifies the Agent as described in Section 7(d) hereof, did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this Section 5(a)(1) shall not apply to statements in or omissions from the Original Registration Statement, or any post-effective amendment thereto, or the Prospectus or any Issuer Free Writing Prospectus, made in reliance upon and in conformity with the Agent Information (as hereinafter defined).
The documents incorporated by reference in the Registration Statement or the Prospectus, at the respective times when they became or hereafter become effective or

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at the respective times they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.
Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement.
(2)    Well-Known Seasoned Issuer. (A) At the effectiveness of the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption provided by Rule 163, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
(3)    Eligibility. (A) At the effectiveness of the Original Registration Statement, (B) at the earliest time after the effectiveness of the Original Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (C) as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(4)    Independent Accountants. Deloitte & Touche LLP, who audited the consolidated and combined financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and will deliver the initial letter referred to in Section 7(r) hereof, is an independent public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).
(5)    Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act. The supporting schedules included or incorporated by reference

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in the Registration Statement and the Prospectus present fairly in all material respects in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. In addition, if any pro forma financial statements of the Company and its subsidiaries and the related notes thereto is included or incorporated by reference in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, such pro forma financial statements and related notes present fairly in all material respects the information shown therein, have been prepared in accordance in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents in all material respects with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No other historical or pro forma financial information is required to be included in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus which is not so included. All disclosures contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents in all material respects the required information and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(6)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company or the Operating Partnership and their Subsidiaries (as such term is defined below) or their properties, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) other than those arising in the ordinary course of business, there have been no transactions entered into by the Company, the Operating Partnership or any of their respective Subsidiaries which are material with respect to the Company, the Operating Partnership and their respective Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution

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of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.
(7)    Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to do business and is in good standing as a foreign entity in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect.
(8)    Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect, and has full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.
(9)    Good Standing of Subsidiaries. Each subsidiary of the Company and the Operating Partnership (each, excluding the Operating Partnership, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing in all other jurisdictions in which such qualification is required, whether by reason of the ownership, leasing or operation of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.
(10)    Capitalization of the Subsidiaries. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary (a) have been duly authorized and validly issued, (b) in the case of corporations, are fully paid and non-assessable and (c) were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as otherwise disclosed in the Registration Statement and the Prospectus, each Subsidiary’s capital stock or other ownership interests that are owned by

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the Company or the Operating Partnership are currently owned and will, at each Applicable Time and immediately following each Settlement Date, continue to be owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any Lien, except for Liens the foreclosure of which would not require disclosure in Exchange Act filings. None of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any Subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary or any other person. Except as described in the Registration Statement and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary. As of the date hereof, none of the Subsidiaries are “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act). After the date hereof, except as disclosed to the Agent in writing, including through the Prospectus, none of the Subsidiaries will be “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).
(11)    Capitalization of the Company. The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and all of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the Company’s outstanding shares of beneficial interest were issued in violation of any preemptive rights, rights of first refusal or other similar rights. Except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its shares of beneficial interest or any securities convertible into or exchangeable for any of such shares of beneficial interest.
(12)    Capitalization of the Operating Partnership. The Operating Partnership has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and all of the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full. All of the outstanding partnership interests of the Operating Partnership have been issued in compliance with applicable federal and state securities laws. None of the Operating Partnership’s outstanding partnership interests were issued in violation of any preemptive rights, rights of first refusal or other similar rights. Except as set forth in the Prospectus, the Operating Partnership is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its partnership interests or any securities convertible into or exchangeable for any of such partnership interests. The outstanding partnership interests of the Operating Partnership owned by the Company are owned free and clear of any Lien.

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(13)    Authorization and Enforceability of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership.
(14)    Authorization of Securities. Subject to the further authorization and approval of the Company’s Board of Trustees (which will be obtained before any sale of Securities pursuant to this Agreement), the Securities to be sold through the Agent, as principal or agent, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Securities to be sold through the Agent, as principal or agent, pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. Any certificates to be used by the Company to evidence the Securities will be in valid and sufficient form and will comply in all material respects with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the NYSE.
(15)    Description of Securities. The Common Shares conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.
(16)    Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of the Subsidiaries is in violation of (i) its respective Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except, solely as to clause (ii), (a) as disclosed in the Prospectus or (b) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the Net Proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations under this Agreement have been or will be duly authorized by all necessary action (corporate or other) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to, any Company Documents, except as disclosed in the Registration Statement and the Prospectus and except for such conflicts, breaches, defaults, Repayment Events or Liens that would not result in a Material Adverse Effect or which would not reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, nor will such action result in any violation of the provisions of (i) the Organizational Documents of

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the Company, the Operating Partnership or any of the Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any the Subsidiaries or any of their respective assets, properties or operations, except, in the case of clause (ii), (a) as disclosed in the Prospectus and (b) for such violations that would not result in a Material Adverse Effect, or that would not reasonably be expected to materially and adversely affect the properties or assets thereof that, individually or in the aggregate are material to the Company and its subsidiaries, taken as a whole, or that would not materially and adversely affect the consummation of the transactions contemplated in this Agreement.
(17)    Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company, the Operating Partnership or any of the Subsidiaries which, in any such case, could reasonably be expected to result in a Material Adverse Effect.
(18)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of the Subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Alternative Distribution Agreements or the performance by the Company or the Operating Partnership of their respective obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(19)    Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions “Description of Shares of Beneficial Interest of Urban Edge Properties,” “Material U.S. Federal Income Tax Considerations,” and “Certain Provisions of Maryland Law and of the Urban Edge Properties Declaration of Trust and Bylaws,” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s declaration of trust or bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of

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trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(20)    Possession of Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, neither the Company, the Operating Partnership nor the Subsidiaries are required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct their respective businesses, other than those the failure to possess or own would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
(21)    Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, is necessary or required for the execution, delivery or performance by the Company or the Operating Partnership of their respective obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement on the terms contemplated by the Registration Statement and the Prospectus, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for such filings as the NYSE may require from time to time.
(22)    Possession of Licenses and Permits. The Company, the Operating Partnership and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(23)    Title to Property. The Company, the Operating Partnership and the Subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement and the Prospectus, (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such

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property by the Company, the Operating Partnership or any of the Subsidiaries or (c) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company, the Operating Partnership or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as (a) are described in the Registration Statement or Prospectus, (b) are not material and do not interfere with the respective uses made or proposed to be made of such property and buildings or other improvements by the Company, the Operating Partnership and the Subsidiaries, or (c) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and all such leases and subleases are in full force and effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any of the Subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company, the Operating Partnership or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company, the Operating Partnership or any of the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.
(24)    Liens. None of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien, except for such defaults that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(25)    No Violations. Except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could not result in a forfeiture or reversion of title. None of the Company, the Operating Partnership or the Subsidiaries has received from any governmental agency or body any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(26)    Investment Company Act. The Company, the Operating Partnership and the Subsidiaries are not, and upon the issuance and sale of the Securities from time to time as herein contemplated and the application of the Net Proceeds therefrom as described in the

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Registration Statement and the Prospectus under the caption “Use of Proceeds,” will not be required to register as, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.
(27)    Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company, the Operating Partnership and the Subsidiaries are not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or the protection of human health as it relates to Hazardous Material exposure or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the generation, manufacture, processing, recycling, distribution, use, reuse, treatment, sale, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations, licenses and approvals required under any applicable Environmental Laws for their operations as presently conducted and are each in compliance with their requirements, (C) the Company, the Operating Partnership and the Subsidiaries have not received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries, (D) except as would not result in a Material Adverse Effect, none of the Company, the Operating Partnership or any of the Subsidiaries has been named as a “potentially responsible party” under any Environmental Laws, including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (E) except as would not result in a Material Adverse Effect, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws and (F) the Company and the Operating Partnership do not intend to use the Properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws.
(28)    Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company or the Operating Partnership under the Securities Act.

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(29)    NYSE; Exchange Act Registration. The outstanding Common Shares have been approved for listing on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. As of each Settlement Date, the Securities to be sold by the Company from time to time hereunder will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.
(30)    Tax Returns. Except as disclosed in the Registration Statement and the Prospectus, the Company, the Operating Partnership and the Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.
(31)    Insurance. The Company, the Operating Partnership and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects except as disclosed in the Registration Statement and the Prospectus or where the failure to insure or lapses in policies would not reasonably be expected to have a Material Adverse Effect; and the Company, the Operating Partnership and the Subsidiaries do not have any reason to believe that any of them will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not have a Material Adverse Effect.
(32)    Title Insurance. Title insurance in favor of the Company, the Operating Partnership or the Subsidiaries is maintained with respect to each shopping center, mall and warehouse park property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, as disclosed in the Registration Statement and the Prospectus or where the failure to maintain such title insurance would not have a Material Adverse Effect.

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(33)    Accounting Controls and Disclosure Controls. The Company, the Operating Partnership and the Subsidiaries maintain effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and the Subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(34)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(35)    Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.
(36)    Actively Traded Security. The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(37)    Absence of Manipulation. The Company, the Operating Partnership, the Subsidiaries and their respective affiliates and have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(38)    Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(39)    Real Estate Investment Trust. Commencing with its initial taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016 and thereafter. No transaction or other event has occurred that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2016 or future taxable years. The description of the Company’s organization and current and proposed method of operations and its qualification and taxation as a REIT set forth in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus is accurate in all material respects and presents fairly the matters referred to therein.
(40)    Mortgages, Deeds of Trust. Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any of the Subsidiaries, nor does the Company, the Operating Partnership or any of the Subsidiaries hold a participating interest therein (other than intercompany loans), (ii) are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of the Subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.
(41)    Foreign Corrupt Practices Act. None of the Company, the Operating Partnership or any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving

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of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws. The Company, the Operating Partnership and the Subsidiaries have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption and anti-bribery laws and have instituted and maintain, and will continue to maintain, policies and procedures prohibiting bribery and corruption.
(42)    Money Laundering Laws. The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.
(43)    OFAC. Neither the Company nor the Operating Partnership nor any of the Subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries is an individual or entity currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, and Her Majesty’s Treasury or other relevant sanctions (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and the Operating Partnership will not directly or indirectly use the Net Proceeds of the offering, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or to fund or facilitate any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(44)    ERISA. Each of the Company, the Operating Partnership and the Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), other than as would not reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating

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Partnership would have any liability, other than as would not reasonably be expected to have a Material Adverse Effect; none of the Company, the Operating Partnership or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder, in each case, other than as would not reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Company, the Operating Partnership or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.
(45)    No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Agent or any Alternative Agent in connection with the offering of the Securities contemplated herein or in any Alternative Distribution Agreement or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby or thereby.
(46)    Proprietary Trading by the Agent. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account and for the account of its client while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in a separate written agreement containing the terms and conditions of such sale.
(47)    FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company or the Operating Partnership and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct. To the knowledge of the Company, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Company or the Operating Partnership has any association with any FINRA member.
(48)    No Prohibition on Dividends by Subsidiaries. Except as described in the Registration Statement and the Prospectus, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on the Operating Partnership’s partnership interests or such Subsidiary’s capital stock, from repaying any debt owed to the Company, or from transferring any of its property or assets to the Company or any of its other subsidiaries, other than prohibitions that would not, individually or in the aggregate,

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prevent the Company from making distributions to its shareholders in a manner necessary to maintain its status as a real estate investment trust under the Code.
(b)    Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agent as to the matters covered thereby.
SECTION 6. Sale and Delivery to the Agent; Settlement.
(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Securities, (ii) the Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold will be equal to (i) the aggregate offering price received by the Agent at which such Placement Securities were sold (the “Gross Proceeds”), after deduction for (A) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (B) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(a) hereof, and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) as mutually agreed between the Company and the Agent, the Gross Proceeds. In the event that the Company and the Agent have mutually agreed to the delivery of the Gross Proceeds to the Company at a Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Agent to the

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Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.
(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereof, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(d)    Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Agent may request in writing at least one business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Agent shall otherwise instruct.
(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by Board of Trustees of the Company and notified to the Agent in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Sections 1 and 2 of this Agreement, exceed the Maximum Amount.
(f)    Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities under this Agreement shall only be effected by or through only one of the Agent or an Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that the Agent and one or more of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall

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not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales under this Agreement solely to employees or security holders of the Company, the Operating Partnership or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.
(g)    Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct the Agent to offer or sell, any Securities through the Agent as agent (and, by notice to the Agent given by telephone (confirmed promptly by email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and the Company shall not be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is in possession of material non-public information or (ii) during the 14 calendar days prior to the first date (each, a “Start Date”) on which the Company shall issue an Earnings Announcement, or (iii) except as provided in Section 6(h) below, at any time from and including a Start Date through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement; provided, that, unless otherwise agreed between the Company and the Agent, for purposes of (ii) and (iii) above, such period shall be deemed to end at the relevant Filing Time.
(h)    Filings of Earnings 8-K. If the Company wishes to offer or sell Securities to the Agent as agent at any time during the period from and including a Start Date through and including the Filing Time, the Company shall first (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and, prior to its filing, obtain the written consent of the Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p), (q) and (r), respectively, hereof, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letter as provided in Section 7(o), (p), (q) and (r), respectively, hereof, and (B) this Section 6(h) shall in no way affect or limit the operation of clause (i) of Section 6(g) hereof, which shall have independent application.

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SECTION 7. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with the Agent as follows:
(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act).
(b)    Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof.

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(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement (including exhibits thereto), the Prospectus (including all documents incorporated or deemed to be incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered (including, without limitation, pursuant to Rule 172) under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agent may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR. The copies of the Registration Statement, the Prospectus, any amendments or supplements to the Registration Statement or the Prospectus, and any Issuer Free Writing Prospectus furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Securities for offering

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and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.
(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
(i)    Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)    Notice of Other Sales. The Company will not, without (i) giving the Agent at least two (2) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this Agreement for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any

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such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (C) file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415, a registration statement on Form S-8 or post-effective amendment to the Registration Statement). The foregoing sentence shall not apply to (w) the Common Shares to be offered and sold through the Agent pursuant to this Agreement, (x) Common Shares issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (y) Common Shares issued upon redemptions of units of the Operating Partnership and (z) equity incentive awards approved by the Board of Trustees of the Company or the compensation committee thereof or the issuance of Common Shares upon exercise thereof.
(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement.
(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.
(n)    Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Agent and the Alternative Managers pursuant to this Agreement and the Alternative Distribution Agreements, the net proceeds received by the Company with respect to such sales of Common Shares pursuant to this Agreement and the Alternative Distribution Agreements, together with any other information that the Company reasonably believes is required to comply with the Securities Act and the Exchange Act.
(o)    Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:
(1)    each time the Company:
(i)    files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;
(ii)    files an Annual Report on Form 10-K under the Exchange Act;
(iii)    files a Quarterly Report on Form 10-Q under the Exchange Act; or

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(iv)    files an Earnings 8-K or a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards N. 144) under the Exchange Act; and
(2)    at any other time reasonably requested by the Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agent with a certificate, substantially in the form attached hereto as Exhibit E, as promptly as possible and in no event later than three (3) Trading Days following any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be deemed waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Agent sells any Placement Securities, the Company shall provide the Agent with a certificate, substantially in the form attached hereto as Exhibit E, each dated the date of the Placement Notice.
(p)    Company Counsel Legal Opinion and Disclosure Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate substantially in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion and a disclosure letter of Sullivan & Cromwell LLP (“Company Counsel”), or other counsel satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion and letter are required to be delivered, substantially similar to the form attached hereto as Exhibit D-1 and Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion and letter for subsequent Representation Dates, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion and letter delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)    Maryland Company Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate substantially in the form attached hereto as Exhibit E for which no waiver is applicable, the Company

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shall cause to be furnished to the Agent the written opinion of Venable LLP (“Maryland Company Counsel”), or other counsel satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion for subsequent Representation Dates, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(r)    Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate substantially in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(s)    Opinion of Counsel for the Agent. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate substantially in the form attached hereto as Exhibit E for which no waiver is applicable, the Agent shall have received the favorable written opinion and disclosure letter or opinions of Vinson & Elkins L.L.P., counsel for the Agent, dated such date, with respect to such matters as the Agent may reasonably request.
(t)    Additional Documents. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to counsel for the Agent such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

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(u)    Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 under the Exchange Act and in compliance with Regulation M.
(v)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agent as principal or agent hereunder.
(w)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
SECTION 8. Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance by the Company and the Operating Partnership of each of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the Placement Securities to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agent to investors, (vii) the preparation, printing and delivery to the Agent of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review by FINRA of the terms of the sale of the Securities, not to exceed $10,000, (x) the fees and expenses incurred in

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connection with the listing of the Placement Securities on the NYSE, and (xi) any travel expenses of the officers and employees of the Company and the Operating Partnership and any other expenses of the Company and the Operating Partnership in connection with attending or hosting meetings with prospective purchasers of the Placement Securities.
(b)    Termination of Agreement. If this Agreement is terminated in accordance with the provisions of Section 13 hereof, either (i) by the Company, at any time, or (ii) by the Agent, on or after the 24-month anniversary of the execution of this Agreement, and, in either case, prior to the sale of Securities under this Agreement and the Alternative Distribution Agreements with an aggregate sales price of $10,000,000 or more, then the Company shall reimburse Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to Agent, who shall be the same counsel used by the Alternative Managers under the Alternative Distribution Agreements, incurred by it in connection with the offering contemplated by this Agreement; provided, that, the Company will not be obligated to reimburse any expenses pursuant to this Section 8(b) in excess of the Agent’s pro rata share of $75,000 of such fees and disbursements (calculated by dividing the amount of such expenses by the number of agents subject to this Agreement or any Separate Distribution Agreement as of the date of execution of this Agreement).
SECTION 9.     Conditions of the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any Subsidiary delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).
(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority

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of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)    Material Changes. Except as disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.
(e)    Opinion and Letter of Company Counsel. The Agent shall have received the favorable opinion and letter of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
(f)    Opinion of Maryland Company Counsel. The Agent shall have received the favorable opinion of Maryland Company Counsel, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).
(g)    Opinion of Counsel for the Agent. The Agent shall have received the favorable written opinion and disclosure letter of Vinson & Elkins L.L.P., required to be delivered pursuant to Section 7(s) on or before the date on which such delivery of such opinion is required pursuant to Section 7(s).
(h)    Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

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(i)    Accountant’s Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).
(j)    Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.
(k)    No Suspension. Trading in the Common Shares shall not have been suspended on the NYSE.
(l)    Additional Documents. On or prior to each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to deliver the opinion herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Placement Securities as herein contemplated shall be reasonably satisfactory in form and substance to Agent and counsel for Agent.
(m)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.
(n)    Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 22 hereof shall survive such termination and remain in full force and effect.
SECTION 10. Indemnification.
(a)    Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless the Agent, its agents, officers, directors, employees, affiliates (as such term is defined in Rule 501(b) under the Securities Act) and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any

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amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an “Issuer Free Writing Prospectus,” or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (including without limitation, by means of a consent to judgment) of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information.
(b)    Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.
(c)    Actions against Parties; Notification. In case any action, investigation or proceeding (including any investigation or proceeding by any governmental agency or body) shall be commenced involving any party or parties in respect of which indemnity may be sought pursuant to this Section 10, such party or parties (the “indemnified party” or the “indemnified parties”) shall

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give notice as promptly as reasonably practicable to the party or parties against whom such indemnity may be sought (the “indemnifying party” or the “indemnifying parties”) of such action, investigation or proceeding, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Agent; and counsel to the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, the Operating Partnership, their trustees, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated in this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities sold pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the Agent bear to the aggregate public sales price of the Securities.
The relative fault of the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by Agent with respect to the offering of the Securities exceeds the amount of any damages that Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the liability of any indemnifying party under this Section 11 be greater in amount than such person would have been obligated to pay by way of indemnification if the indemnification provided for in this Section 11 had been available under the circumstances.

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No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 11, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
SECTION 12. Representations, Warranties, Indemnities and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Partnership contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Agent or its affiliates or selling agents or any person controlling the Agent, or by or on behalf of the Company, the Operating Partnership, their officers, trustees, employees, agents or any person controlling the Company or the Operating Partnership and (ii) delivery of, and payment for, the Securities.
SECTION 13. Termination of Agreement.
(a)    Termination; General. The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE MKT, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

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(b)    Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)    Termination by the Agent. The Agent shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities pursuant to this Agreement and the Alternative Distribution Agreements (including any separate underwriting or similar agreement covering principal transactions described in Section 1 and Section 2 of this Agreement and the Alternative Distribution Agreements) with an aggregate sale price equal to the Maximum Amount.
(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.
(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
(g)    Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 22 hereof shall survive such termination and remain in full force and effect.
(h)    Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not effect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.
SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows

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(or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):
(a)    If to the Agent:
[Agent’s name]
[Agent’s address]
Attention: [__________]
Email: [●]

With a copy to:
Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue NW
Suite 500 West
Washington, DC 20037
Attention: S. Gregory Cope
Email: gcope@velaw.com

(b)    If to the Company or the Operating Partnership:
Urban Edge Properties
888 Seventh Avenue
New York, New York 10019
Attention: Chief Financial Officer and General Counsel
Email: MLanger@uedge.com; RMilton@uedge.com

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: William G. Farrar
Email: farrarw@sullcrom.com
SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees, directors, employees or agents referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement

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and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities through or from the Agent shall be deemed to be a successor by reason merely of such purchase.
SECTION 16. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.
SECTION 17. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by e-mail transmission.
SECTION 20. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“Agent Information” means statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use therein.
“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.
“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries is bound or to which

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any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject including, without limitation, all Subject Instruments.
“Earnings Announcement” means a press release issued by the Company containing, or a public announcement by the Company of, its earnings, revenues or other operating results for a completed fiscal period or periods.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
“Existing Credit Agreement” means the Revolving Credit Agreement among the Operating Partnership, as borrower, the banks party thereto, and Wells Fargo Bank, National Association, as administrative agent, dated as of January 15, 2015, as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company, the Operating Partnership or any of the Subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“GAAP” means U.S. generally accepted accounting principles.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities (including any identified on Exhibit F attached hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim, defect, equity or other restriction of any kind.
“NYSE” means the New York Stock Exchange.
“Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate or declaration of trust, certificate of formation or similar organizational document and its trust agreement, bylaws or other similar

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agreement or document; and (e) in the case of any other entity, the organizational and governing documents of such entity.
“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.
“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“Subject Instruments” means the Existing Credit Agreement, the Loan and Security Agreement, between the individual borrowers party thereto, Towson VF L.L.C. and Vornado Finance II L.P., dated August 18, 2010, the Loan Agreement between VNO Bergen Mall Owner LLC and Wells Fargo Bank, National Association, dated March 25, 2013 and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agent outside of the United States.

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SECTION 21. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents and warrants that it has not made, and each of the Company and the Operating Partnership agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F attached hereto are Permitted Free Writing Prospectuses.
SECTION 22. Absence of a Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that:
(a)    the Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company and/or the Operating Partnership on other matters, and the Agent has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)    the public offering price of any Securities sold pursuant to this Agreement will not be established by the Agent;
(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)    the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(e)    it is aware that the Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership, and the Agent has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

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(f)    it will not assert any claim that the Agent has rendered advisory services of any nature or in any respect, or that the Agent owes an agency, fiduciary or similar duty to the Company or the Operating Partnership, in connection with the transactions contemplated by this Agreement or the process leading up to this Agreement.
[Signature Page Follows.]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agent, the Company and the Operating Partnership in accordance with its terms.
Very truly yours,
URBAN EDGE PROPERTIES
By:
Name:
Title:
URBAN EDGE PROPERTIES LP
By:
Name:
Title:
CONFIRMED AND ACCEPTED, as of the date first above written:
[AGENT]
By:_________________________________
Name:
Title:

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EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]
Subject: Equity Distribution—Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Urban Edge Properties (the “Company”), Urban Edge Properties LP and [__________] (the “Agent”) dated August 5, 2016 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to [●] of the Company’s common shares of beneficial interest, par value $0.01 per share, at a minimum market price of $[●] per share, at a commission rate of [●]% of the gross proceeds.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT, AND/OR THE CAPACITY IN WHICH THE AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES
[Agent]

Urban Edge Properties
Jeffrey S. Olson
Mark Langer

B-1
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EXHIBIT C

COMPENSATION
The Agent shall be paid compensation equal to up to 2.0% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1

FORM OF CORPORATE OPINION AND DISCLOSURE LETTER OF COMPANY COUNSEL
[To be inserted.]
(1)

D-1

EXHIBIT D-2
FORM OF TAX OPINION OF COMPANY COUNSEL

[To be inserted.]

D-2

EXHIBIT E

OFFICER’S CERTIFICATE
The undersigned, Jeffrey S. Olson, the duly qualified and elected Chairman and Chief Executive Officer of Urban Edge Properties (the “Company”), a Maryland real estate investment trust and the sole general partner of Urban Edge Properties LP, a Delaware limited partnership (the “Operating Partnership”), does hereby certify on behalf of the Company and the Operating Partnership and not in his individual capacity, pursuant to Section 7(o) of the Equity Distribution Agreements, each dated August 5, 2016 (the “Equity Distribution Agreements”), by and among (i) the Company, the Operating Partnership and Wells Fargo Securities, LLC, (ii) the Company, the Operating Partnership and Barclays Capital Inc., (iii) the Company, the Operating Partnership and Capital One Securities, Inc., (iv) the Company, the Operating Partnership and Citigroup Global Markets Inc., (v) the Company, the Operating Partnership and Goldman, Sachs & Co., (vi) the Company, the Operating Partnership and Jefferies LLC, (vii) the Company, the Operating Partnership and J.P. Morgan Securities LLC, and (viii) the Company, the Operating Partnership and Morgan Stanley & Co. LLC (Wells Fargo Securities, LLC, Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Jefferies LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, collectively, the “Agents”) that to the knowledge of the undersigned:
(i)    The representations and warranties of the Company and the Operating Partnership in Section 5 of the Equity Distribution Agreements, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii)    The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreements at or prior to the date hereof (other than those conditions waived by the Agents).
Each of Sullivan & Cromwell LLP, Venable LLP and Vinson & Elkins L.L.P. is entitled to rely upon this Officer’s Certificate in connection with the respective opinions given by such firms pursuant to Section 7(p), Section 7(q) and Section 7(s) of the Equity Distribution Agreements.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ___ day of ___________, 20__.
URBAN EDGE PROPERTIES
By:
Name:
Title:

E-1

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, as the sole general partner

By:
Name:
Title:

E-2

EXHIBIT F

ISSUER FREE WRITING PROSPECTUSES
None

F-1

EXHIBIT G

FORM OF OPINION OF MARYLAND COMPANY COUNSEL

[To be inserted.]

G-1